Exhibit 99.1

Cycurion, Inc. Enters into Asset Purchase Agreement to Acquire Kustom Entertainment’s Legacy Video Solutions Segment, Delivering Non-Dilutive Scale, Access to Approximately 1,000 New Clients and a Robust Portfolio of Approximately 58 Patents

MCLEAN, Va., June 29, 2026 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading provider of AI-driven cybersecurity, IT security solutions, and managed services, today announced that it has entered into an Asset Purchase Agreement, dated June 24, 2026 (the “Asset Purchase Agreement”) with Kustom Entertainment, Inc. (NASDAQ: KUST) (“Kustom”) to acquire substantially all of the assets comprising Kustom’s video-solutions division, including the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”), subject to the satisfaction or waiver of closing conditions as set forth in the Asset Purchase Agreement. Closing is expected in early July 2026.

The Business includes the well-established Digital Ally-branded in-car video systems, body-worn cameras, and digital evidence management solutions used by law enforcement agencies, municipalities, and public safety organizations across the United States. Kustom currently holds a robust portfolio of approximately 58 patents covering video surveillance, evidence management, and integration technologies, with more patents pending — strengthening its leadership in AI-enhanced rugged video capture, real-time analytics, and secure evidence management.

This transaction represents disciplined execution of Cycurion’s strategy to build a comprehensive public safety technology platform. By combining Kustom’s proven video and evidence management capabilities with Cycurion’s ARx AI-powered cybersecurity platform and the recently acquired Panoptic threat visibility and MDR solutions, the Company expects to create a differentiated, full-spectrum offering that enhances recurring revenue and supports profitable growth.

The transaction has been structured to minimize immediate dilution to existing stockholders. Subject to closing, the aggregate purchase consideration is expected to consist of (i) a cash payment of $1.25 million, (ii) a $4.25 million secured promissory note, (iii) contingent cash consideration of up to $1.0 million payable only upon the achievement of specified earnout conditions, and (iv) warrants to purchase up to 2,000,000 shares of Cycurion common stock. The transaction structure is intended to align a substantial portion of the consideration with future performance while limiting immediate equity dilution to existing stockholders.

Upon closing, Cycurion expects to gain access to approximately 1,000 new customer relationships, including numerous police departments and municipal agencies where the Company already provides cybersecurity and managed services. These overlapping relationships create immediate opportunities for cross-selling integrated video, evidence management, and AI-driven security solutions.

Based on information from the seller, the Business generated approximately $5.1 million in annual revenue and holds approximately $8.0 million in contracted backlog, primarily from recurring subscriptions and multi-year contracts. Cycurion believes the acquisition can enhance operating leverage and support margin expansion, although there can be no assurance that these benefits will be realized.

L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion, stated: “This proposed acquisition demonstrates our continued focus on disciplined, value-accretive execution. We are adding a complementary public safety video platform and expect to immediately access approximately 1,000 new clients — many of them police departments where we already have strong relationships. By integrating Digital Ally’s trusted solutions with our ARx and Panoptic platforms, we expect to deliver comprehensive, AI-enhanced capabilities that strengthen our position in public safety technology and drive higher-margin recurring revenue for our shareholders.”

Stanton E. Ross, CEO of Kustom Entertainment, added: “This is a perfect match. Cycurion’s deep relationships with the law enforcement agencies we serve, combined with their AI-driven cybersecurity expertise, positions them to grow this business far beyond what we could alone. They offer agencies a fully integrated platform — protecting networks and capturing evidence under one contract and one mission. We couldn’t have found a better home for the business or our clients.”

The Proposed Acquisition

On June 24, 2026, Cycurion entered into the Asset Purchase Agreement pursuant to which the Company agreed, subject to the terms and conditions thereof, to acquire substantially all of the assets comprising the Business.

Subject to closing, aggregate consideration is expected to include:

●	$1.25 million in cash;

●	a $4.25 million Secured Promissory Note bearing interest at 7% per annum with a three-year maturity;

●	an earnout of up to $1.0 million based upon the achievement of specified performance milestones and subject to clawback provisions (subject to an earnout and clawback agreement); and

●	warrants to purchase up to 2,000,000 shares of Cycurion common stock at an exercise price of $2.80 per share, subject to vesting (subject to a warrant agreement), transfer restrictions, and the terms of a leak-out agreement.

The transaction also contemplates the execution of related ancillary agreements, including a security agreement, registration rights agreement, intellectual property assignment agreement, assignment and assumption agreement, bill of sale, employment agreements, contractor agreement, shared services agreement, and other customary transaction documents.

Completion of the proposed transaction remains subject to various conditions precedent, including, among others, satisfactory completion of financial, accounting, operational and business due diligence; reconciliation and validation of financial information and projections; delivery of carve-out financial statements and supporting documentation sufficient to satisfy audit and SEC reporting requirements; approval by the boards of directors of both companies; execution and delivery of ancillary transaction documents; obtaining any required third-party consents; entering arrangements with key employees and contractors identified by Cycurion; and the absence of a material adverse effect on the Business. There can be no assurance that the conditions precedent will be satisfied or waived or that the transaction will close on the anticipated timeframe or at all.

Potential Strategic Benefits

●	Non-Dilutive Structure: Cash/debt-focused consideration with performance-based earnout preserves shareholder value and supports continued profitable growth.

●	Immediate Client Access and Synergies: Approximately 1,000 new clients, including key police departments and public safety agencies with existing Cycurion relationships, enabling accelerated cross-selling of integrated solutions.

●	Public Safety Platform Leadership: Combines video/evidence management with ARx AI cybersecurity and Panoptic MDR for differentiated, high-value offerings.

●	Revenue and Backlog Acceleration: Adds approximately $5.1 million annual revenue and approximately $8.0 million backlog with strong recurring components, enhancing margins and supporting profitable expansion.

●	Strategic Execution: Advances Cycurion’s inorganic growth strategy, leveraging existing contracts, government vehicles, and client relationships for operational synergies and sustained profitability.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

About Kustom Entertainment, Inc.

Kustom produces live music events and festivals across North America. The company focuses on creating memorable fan experiences through live entertainment, festival operations, artist booking, sponsorships, marketing, and event production. For more information, visit www.kustoment.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, risks that the parties may be unable to satisfactorily complete the conditions precedent included in the Asset Purchase Agreement, including the requirement to complete due diligence; reconcile financial information; obtain required board approvals; the possibility that the proposed acquisition is not completed; failure to satisfy closing conditions; termination of the Asset Purchase Agreement; delays in closing; financing risks; regulatory or third-party consent issues; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

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investors@cycurion.com

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